Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2024 Third-Quarter Financial Results

CAMBRIDGE, Mass., November 5, 2024 — Forrester Research, Inc. (Nasdaq: FORR) today announced financial results for the third quarter ended September 30, 2024, with contract value (CV) at $315.2 million, down 5% compared with the prior year.

“We continue to make strong progress with our product migration, and we are on track to exceed our target of 80% of CV on the Forrester Decisions platform by year-end. CV metrics are stable, and we are maintaining our revenue, margin, and EPS guidance for the year,” said CEO and Chairman George F. Colony. “We remain focused on our go-to-market improvements and enhancements to the platform, with the goal of delivering a strong fourth quarter to set us up for improved CV performance in 2025.”

Third-Quarter Consolidated Results

Total revenues for the third quarter of 2024 were $102.5 million, compared with $113.4 million for the comparable quarter in 2023.

On a GAAP basis, net loss was $5.8 million, or $0.30 per diluted share, for the third quarter of 2024, compared with net income of $2.5 million, or $0.13 per diluted share, for the same period in 2023.

On an adjusted basis, net income was $5.6 million, or $0.29 per diluted share, for the third quarter of 2024, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $3.6 million, amortization of acquisition-related intangible assets of $2.4 million, restructuring costs of $0.9 million, and the loss from the sale of divested operation and transaction costs of $2.0 million. This compares with adjusted net income of $8.6 million, or $0.44 per diluted share, for the same period in 2023, which reflects an adjusted tax rate of 29%. Adjusted net income for the third quarter of 2023 excludes stock-based compensation of $4.1 million and amortization of acquisition-related intangible assets of $3.0 million.

Forrester is providing guidance for 2024 as follows:

Full-Year 2024 (GAAP):

•	Total revenues of approximately $425 million to $435 million

•	Operating margin of approximately 0.5% to 1.5%

•	Interest expense of approximately $3.0 million

•	An effective tax rate of approximately 135% to 270%

•	Loss per share of approximately $0.24 to $0.04

Full-Year 2024 (Adjusted):

Adjusted financial guidance for full-year 2024 excludes stock-based compensation expense of $14.2 million to $14.7 million, amortization of acquisition-related intangible assets of approximately $9.7 million, restructuring costs of approximately $7.6 million, loss from sale of divested operation and transaction costs of approximately $2.0 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 8.5% to 9.5%

•	Adjusted effective tax rate of approximately 29%

•	Adjusted diluted earnings per share of approximately $1.37 to $1.57

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We help leaders across technology, customer experience, digital, marketing, sales, and product functions use customer obsession to accelerate growth. Through Forrester’s proprietary research, consulting, and events, leaders from around the globe are empowered to be bold at work — to navigate change and put their customers at the center of their leadership, strategy, and operations. Our unique insights are grounded in annual surveys of more than 700,000 consumers, business leaders, and technology leaders worldwide; rigorous and objective research methodologies, including Forrester Wave™ evaluations; and the shared wisdom of our clients. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2024 and statements about the performance of Forrester Decisions and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; technology spending;

the risks and challenges inherent in international business activities; the use of generative AI in Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and the amount and timing of the repurchase of Forrester stock. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

Vice President, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2024, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Research	$77,070	$80,606	$237,314	$249,211
Consulting	23,369	28,237	71,321	89,957
Events	2,088	4,588	15,794	23,522

Total revenues	102,527	113,431	324,429	362,690

Operating expenses:
Cost of services and fulfillment	42,174	47,978	138,028	151,884
Selling and marketing	38,273	39,967	117,948	123,080
General and administrative	15,738	15,108	44,234	51,650
Depreciation	1,957	2,262	6,079	6,557
Amortization of intangible assets	2,404	3,041	7,431	9,175
Restructuring costs	937	19	7,643	12,140
Loss from sale of divested operation	1,775	—	1,775	—

Total operating expenses	103,258	108,375	323,138	354,486

Income (loss) from operations	(731)	5,056	1,291	8,204
Interest expense	(770)	(763)	(2,295)	(2,286)
Other income, net	427	568	2,716	1,632

Income (loss) before income taxes	(1,074)	4,861	1,712	7,550
Income tax expense	4,724	2,377	7,891	3,837

Net income (loss)	$(5,798)	$2,484	$(6,179)	$3,713

Basic income (loss) per common share	$(0.30)	$0.13	$(0.32)	$0.19

Diluted income (loss) per common share	$(0.30)	$0.13	$(0.32)	$0.19

Basic weighted average shares outstanding	19,065	19,191	19,147	19,164

Diluted weighted average shares outstanding	19,065	19,289	19,147	19,239

Adjusted data (1):
Income (loss) from operations - GAAP	$(731)	$5,056	$1,291	$8,204
Amortization of intangible assets	2,404	3,041	7,431	9,175
Restructuring costs	937	19	7,643	12,140
Loss from sale of divested operation and transaction costs	1,994	—	1,994	—
Legal settlement	—	—	—	4,800
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	2,142	2,449	6,777	6,505
Selling and marketing	528	790	1,685	2,094
General and administrative	933	905	2,740	2,570

Adjusted income from operations	$8,207	$12,260	$29,561	$45,488

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024		2023		2024		2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$(5,798)	$(0.30)	$2,484	$0.13	$(6,179)	$(0.32)	$3,713	$0.19
Amortization of intangible assets	2,404	0.13	3,041	0.16	7,431	0.39	9,175	0.47
Restructuring costs	937	0.05	19	—	7,643	0.40	12,140	0.63
Loss from sale of divested operation and transaction costs	1,994	0.10	—	—	1,994	0.10	—	—
Legal settlement	—	—	—	—	—	—	4,800	0.25
Stock-based compensation	3,603	0.19	4,144	0.21	11,202	0.58	11,169	0.58
Tax effects of items above (2)	2,167	0.11	(1,542)	(0.08)	(1,667)	(0.09)	(9,117)	(0.47)
Adjustment to tax expense for adjusted tax rate (3)	277	0.01	420	0.02	863	0.05	(48)	—

Adjusted net income	$5,584	0.29	$8,566	$0.44	$21,287	1.11	$31,832	$1.65

Diluted weighted average shares outstanding	19,089		19,289		19,184		19,239

(1)

Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, a loss from the sale of a divested operation and related transaction costs, a legal settlement, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2024 and 2023, which excludes items such as the settlement of prior year tax audits and the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2)	The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.
(3)	To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2024 and 2023.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	September 30,	December 31,
	2024	2023
Balance sheet data:
Cash, cash equivalents and marketable investments	$114,932	$124,489
Accounts receivable, net	$39,165	$58,999
Deferred revenue	$153,155	$156,798
Debt outstanding	$35,000	$35,000

	September 30,
	2024	2023
Cash flow data:
Net cash provided by (used in) operating activities	$(2,031)	$9,791
Purchases of property and equipment	$(2,743)	$(3,903)
Repayments of debt	$—	$(15,000)
Repurchases of common stock	$(12,984)	$(4,082)

	As of
	September 30,
	2024	2023
Metrics:
Contract value	$315,200	$331,200	(a)
Client retention	73%	73	%(a)
Wallet retention	89%	89	%(a)
Number of clients	2,002	2,338	(a)

	As of
	September 30,
	2024	2023
Headcount:
Total headcount	1,608	1,750
Sales force	597	599

(a)

September 30, 2023 amounts has been recast based on 2024 foreign currency rates, the divestiture of an operation in Q3 2024, and an updated methodology as described on the investor relations section of our website.